OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES

(INCLUDING FIXTURE FILING UNDER UNIFORM COMMERCIAL CODE)

(OHIO)

MAXIMUM PRINCIPAL AMOUNT $1,000,000.00

This Open-End Mortgage, Security Agreement and Assignment of Rents and Leases (Including Fixture Filing Under Uniform Commercial Code) (the "**Mortgage**") is made and entered into by Ohio Metal Working Products/Art's-Way, Inc. (the "**Mortgagor**", whether one or more) in favor of U.S. Bank National Association (the "**Bank**"), as of the date set forth below.

ARTICLE I. MORTGAGE/SECURITY INTEREST

1.1 Grant of Mortgage/Security Interest. For consideration received, Mortgagor hereby mortgages and warrants, conveys, grants a security interest in and collaterally assigns to Bank the Mortgaged Property (defined below) to secure all of the Obligations (defined below). The intent of the parties hereto is that the Mortgaged Property secures all Obligations, whether now or hereafter existing. The parties further intend that the Mortgage shall operate as a security agreement with respect to those portions of the Mortgaged Property which are subject to Revised Article 9 of the Uniform Commercial Code.

1.2 "**Mortgaged Property**" means all of the following whether now owned or existing or hereafter acquired by Mortgagor, wherever located: all the real property legally described in **Exhibit A** attached hereto (the "**Land**"), together with all buildings, structures, standing timber, timber to be cut, fixtures, furnishings, inventory, equipment, machinery, apparatus, appliances, and articles of personal property of every kind and nature whatsoever, (and all proceeds and products thereof) now or hereafter located on the Land, or any part thereof, and used in connection with the Land and improvements; all materials, contracts, drawings and personal property relating to any construction on the Land; and all other improvements now or hereafter constructed, affixed or located thereon (the "**Improvements**") (the Land and the Improvements collectively the "**Premises**"); any and all easements, rights-of-way, licenses, privileges, and appurtenances thereto; any and all lease or other agreements for the use or occupancy of the Premises, and all the rents, issues, profits or any proceeds therefrom and all security deposits and any guaranty of a tenant's obligations thereunder (collectively the "**Rents**"); all awards as a result of condemnation, eminent domain or other decrease in value of the Premises and all insurance and other proceeds of the Premises; any interest of Mortgagor in and to the land lying within any street or roadway adjoining the Premises and any strips and gores adjoining the Premises or any part thereof; and any and all rights of Mortgagor in any and all accounts, rights to payment, contract rights, chattel paper, documents, instruments, licenses, contracts, agreements and general intangibles relating to any of the Mortgaged Property, including, without limitation, income and profits derived from the sale of the Mortgaged Property or the operation of any business on the Premises or attributable to services that occur or are provided on the Premises or generated from the use and operation of the Mortgaged Property.

Prior Deed Reference: ____________________ Book/Volume __________, Page/Document No. __________, ____ County Recorder's Office.
Address: 3620 Progress St NE, Canton, Ohio 44705

1.3 "**Obligations**" means all loans by Bank to Art's-Way Manufacturing Co., Inc. (the "**Borrower**"), including those loans evidenced by a note or notes originally dated or amended or restated as of May 29, 2014, in the stated or

amended principal amount(s) of $1,000,000.00, and any extensions, renewals, restatements and modifications thereof and all principal, interest, fees and expenses relating thereto, and if a revolving credit, such amounts as may be advanced, paid down and readvanced from time to time thereunder (the "**Note**"); and also means all Mortgagor's debts, liabilities, obligations, covenants, warranties, and duties to Bank (plus its affiliates including any credit card debt, but specifically excluding any type of consumer credit), however arising and whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, and regardless of whether such Obligations arise out of existing or future credit granted by Bank to any Mortgagor, to any Mortgagor and others, to others guaranteed, endorsed or otherwise secured by any Mortgagor or to any debtor-in-possession/successor-in-interest of any Mortgagor, and principal, interest, fees, expenses and charges relating to any of the foregoing, including without limitation, costs and expenses of collection and enforcement of the Mortgage, attorneys' fees of both inside and outside counsel and environmental assessment or remediation costs. The interest rate and maturity of such Obligations are as described in the documents creating the indebtedness secured hereby.

1.4 "Loan Documents" means together and individually the Note, the Mortgage and any promissory note, loan agreement, security or pledge agreement, assignment, financing statement, lease, mortgage, deed of trust or other pledge of an interest in real or personal property, any guaranty, subordination, letter of credit and letter of credit reimbursement agreement, banker's acceptance, and any other agreement, document or instrument previously, concurrently or hereafter executed or delivered by any party to or in favor of Bank evidencing, creating, securing, guarantying or otherwise related to any of the Obligations or the Mortgaged Property, whether or not specifically enumerated herein.

1.5 Homestead. The Premises are not the homestead of Mortgagor. If so, Mortgagor releases and waives all rights under and by virtue of the homestead exemption laws of the State of Ohio.

1.6 Open-End Mortgage; Maximum Principal Amount. The Mortgage is an open-end mortgage made pursuant to Section 5301.232 of the Ohio Revised Code, and shall secure the payment of all loan advances included within the term "Obligations", regardless of the time such advances are made. The maximum amount of unpaid loan indebtedness, exclusive of interest thereon, which may be outstanding at any time and secured hereby shall be the maximum principal amount stated on the cover page of the Mortgage. As permitted and provided in Section 5301.233 of the Ohio Revised Code, the Mortgage shall also secure unpaid balances of advances made with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Mortgaged Property and other costs which Bank is authorized by the Mortgage to pay on Mortgagor's behalf, plus interest thereon, regardless of the time when such advances are made.

1.7 Mechanic's Lien Law. Bank is authorized and empowered to do all things permitted to be done by a mortgagee under Sections 1311.14, 5301.232 and 5301.233 of the Revised Code of Ohio and any amendments, supplements, or successor legislation thereto.

ARTICLE II. WARRANTIES AND COVENANTS

In addition to all other warranties and covenants of Mortgagor under the Loan Documents which are expressly incorporated herein as part of the Mortgage, including the covenants to pay and perform all Obligations, and while any part of the credit granted Mortgagor under the Loan Documents is available or any Obligations of Mortgagor to Bank are unpaid or outstanding, Mortgagor continuously warrants and agrees as follows:

2.1 Warranty of Title/Possession. Mortgagor has sole and exclusive title to and possession of the Premises, excepting only the following "**Permitted Encumbrances**": restrictions and utility easements of record and zoning ordinances (the terms of which are and will be complied with, and in the case of easements, are and will be kept free of encroachments); taxes and assessments not yet due and payable; and those Permitted Encumbrances set forth on **Exhibit B** attached hereto (except that if no Exhibit B is attached there will be no additional Permitted Encumbrances). The lien of the Mortgage, subject only to Permitted Encumbrances, is and will continue to be a valid first and only lien upon all of the Mortgaged Property.

2.2 Maintenance; Waste; Alteration. Mortgagor will maintain the Premises in good and tenantable condition and will restore or replace damaged or destroyed Improvements with items of at least equal utility and value. Mortgagor will not commit or permit waste to be committed on the Premises. Mortgagor will not remove, demolish or materially alter any part of the Premises without Bank's prior written consent, except Mortgagor may remove a fixture, provided the fixture is promptly replaced with another fixture of at least equal utility. The replacement fixture will be subject to the priority lien and security interest of the Mortgage.

2.3 Transfer and Liens. Mortgagor will not, without the prior written consent of Bank which may be withheld in Bank's sole and absolute discretion, either voluntarily or involuntarily (i) sell, assign, lease or transfer, or permit to be sold, assigned, leased or transferred any part of the Premises, or any interest therein; or (ii) pledge or otherwise encumber, create or permit to exist any mortgage, deed of trust, pledge, lien or claim for lien or encumbrance upon any part of the Premises or interest therein, except for the Permitted Encumbrances.

2.4 Escrow. After written request from Bank, Mortgagor shall pay to Bank funds in such amounts and at such times as Bank designates to pay when due (a) annual real estate taxes and assessments on the Premises; (b) all property or hazard insurance premiums on the Premises; and (c) flood insurance premiums, if any, on the Premises. Such payments shall be in addition to any other amounts which may be payable hereunder or under any other Loan Document, and the amount of such payments shall be based upon Bank's estimate, in Bank's sole discretion, of such charges. Upon demand by Bank, Mortgagor shall pay to Bank such additional sums as may be required by Bank to make up any deficiency in the amount necessary to enable Bank to fully pay when due the actual amount of any of such charges. Interest will not be paid by Bank on any escrowed funds. Escrowed funds may be commingled with other funds of Bank. All escrowed funds are hereby pledged as additional security for the Obligations.

2.5 Taxes, Assessments and Charges. To the extent not paid to Bank under Section 2.4 above, Mortgagor will pay before they become delinquent all taxes, assessments, fines and other charges now or hereafter levied or assessed against the Premises, against Bank based upon the Mortgage or the Obligations secured by the Mortgage, or upon Bank's interest in the Premises, and will deliver to Bank receipts showing timely payment.

2.6 Insurance. Mortgagor will continually insure the Premises, with insurers acceptable to Bank, against such perils or hazards as Bank may require, in amounts not less than the unpaid balance of the Obligations or the full replacement value of the Improvements, whichever is less, with acceptable co-insurance provisions. The policies will contain an agreement by each insurer that the policy will not be terminated or modified without at least thirty (30) days' prior written notice to Bank and will contain a mortgage clause acceptable to Bank; and Mortgagor will take such other action as Bank may reasonably request to ensure that Bank will receive (subject to no other interests) the insurance proceeds from the Improvements. Mortgagor hereby assigns all insurance proceeds to and irrevocably directs, while any Obligations remain unpaid, any insurer to pay to Bank the proceeds of all such insurance and any premium refund; and authorizes Bank to endorse Mortgagor's name to effect the same, to make, adjust or settle, in Mortgagor's name, any claim on any insurance policy relating to the Premises. The proceeds and refunds will be applied in such manner as Bank, in its sole and absolute discretion, determines to rebuilding of the Premises or to payment of the Obligations, whether or not then due and payable.

2.7 Condemnation. Any compensation received or receivable for the taking of the Premises, or any part thereof, by a condemnation proceeding (including payments in compromise of condemnation proceedings), and all compensation received or receivable as damages for injury to the Premises, or any part thereof, shall be applied in such manner as Bank, in its sole and absolute discretion, determines to rebuilding of the Premises or to payment of the Obligations, whether or not then due and payable. Mortgagor hereby assigns to Bank any claims for compensation for and shall pay to Bank all proceeds received from a taking by eminent domain of all or a part of the Mortgaged Property.

2.8 Environmental Matters. Except as specifically disclosed by Mortgagor to Bank in writing prior to the execution of the Mortgage, Mortgagor represents and warrants as follows. There exists no uncorrected violation by Mortgagor of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "**Environmental Laws**"). The term "**Hazardous Substances**" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. Mortgagor is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that Mortgagor (a) has violated any Environmental Laws; (b) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "**Remedial Action**"); or (c) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on Mortgagor's environmental questionnaire or audit provided to Bank, there are not now, nor to Mortgagor's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by Mortgagor during the periods that Mortgagor owned or occupied such real estate, which if present on

the real estate or in soils or ground water, could require Remedial Action. To Mortgagor's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect Mortgagor or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject Mortgagor to Remedial Action or other liability. Mortgagor currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by Mortgagor or Remedial Action or other response by or on the part of Mortgagor under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Mortgagor for an alleged violation of Environmental Laws. In the event of any such circumstance or condition, Mortgagor agrees, at its expense and at the request of Bank, to permit an environmental audit solely for the benefit of Bank, to be conducted by Bank or an independent agent selected by Bank and which may not be relied on by Mortgagor for any purpose. This provision shall not relieve Mortgagor from conducting its own environmental audits or taking any other steps necessary to comply with Environmental Laws or to take Remedial Action at its own expense.

2.9 Assignments. Mortgagor will not assign, in whole or in part, to anyone other than Bank, the rents, issues or profits arising from the Premises, without Bank's prior written consent.

2.10 Right of Inspection. Bank or its agent may at all reasonable times enter and inspect the Premises.

2.11 Waivers by Mortgagor. To the greatest extent that such rights may then be lawfully waived, Mortgagor hereby agrees for itself and any persons claiming by, through or under Mortgagor that it will waive and will not, at any time, insist upon or plead or in any manner whatsoever claim or take any benefit or advantage of (a) any exemption, stay, extension or moratorium law now or at any time hereafter in force; (b) any law now or hereafter in force providing for the valuation or appraisement of the Premises or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained or pursuant to the decree, judgment or order of any court of competent jurisdiction; (c) any statute of limitations now or at any time hereafter in force; or (d) any right to require marshalling of assets by Bank; or (e) to the extent permitted by law, any law now or at any time hereafter made or enacted granting a right to redeem from foreclosure or any other rights of redemption in connection with foreclosure of the Mortgage.

2.12 Assignment of Rents and Leases. Mortgagor assigns and transfers to Bank, as additional security for the Obligations, all right, title and interest of Mortgagor in and to all leases which now exist or hereafter may be executed by or on behalf of Mortgagor covering the Premises and any extensions or renewals thereof, together with all Rents, it being intended that this is an absolute and present assignment of the Rents. Notwithstanding that this assignment constitutes a present assignment of leases and rents, Mortgagor may collect the Rents and manage the Premises, but only if and so long as a default has not occurred. If a default occurs, the right of Mortgagor to collect the Rents and to manage the Premises shall thereupon automatically terminate and such right, together with other rights, powers and authorizations contained herein, shall belong exclusively to Bank. This assignment confers upon Bank a power coupled with an interest and cannot be revoked by Mortgagor. Upon the occurrence of a default, Bank, at its option without notice and without seeking or obtaining the appointment of a receiver or taking actual possession of the Premises may (a) give notice to any tenant(s) that the tenant(s) should begin making payments under their lease agreement(s) directly to Bank or its designee; (b) commence a foreclosure action and file a motion for appointment of a receiver; or (c) give notice to Mortgagor that Mortgagor should collect all Rents arising from the Premises and remit them to Bank upon collection and that Mortgagor should enforce the terms of the lease(s) to ensure prompt payment by tenant(s) under the lease(s). All Rents received by Mortgagor shall be held in trust by Mortgagor for Bank. All such payments received by Bank may be applied in any manner as Bank determines to payments required under the Mortgage, the Loan Documents and the Obligations. Mortgagor agrees to hold each tenant harmless from actions relating to tenant's payment of Rents to Bank.

2.13 Fixture Filing. From the date of its recording, the Mortgage shall be effective as a financing statement filed as a fixture filing under the Uniform Commercial Code with respect to the Improvements and for this purpose the name and address of the debtor is the name and address of Mortgagor as set forth in the Mortgage and the name and address of the secured party is the name and address of Bank as set forth in the Mortgage. The Mortgaged Property includes goods which are or may become so affixed to real property as to become fixtures.

2.14 Compliance with Leases. Mortgagor will comply with all terms, covenants and conditions of any lease(s) affecting the Premises. Mortgagor will not accept any prepayment of rent for more than one month in advance, without the prior written consent of Bank.

ARTICLE III. RIGHTS AND DUTIES OF BANK

In addition to all other rights (including setoff) and duties of Bank under the Loan Documents which are expressly incorporated herein as a part of the Mortgage, the following provisions will also apply:

3.1 Bank Authorized to Perform for Mortgagor. If Mortgagor fails to perform any of Mortgagor's duties or covenants set forth in the Mortgage, Bank may perform the duties or cause them to be performed, including without limitation signing Mortgagor's name or paying any amount so required, and the cost, with interest at the default rate set forth in the Loan Documents, will immediately be due from Mortgagor to Bank from the date of expenditure by Bank to date of payment by Mortgagor, and will be one of the Obligations secured by the Mortgage. All acts by Bank are hereby ratified and approved, and Bank will not be liable for any acts of commission or omission, nor for any errors of judgment or mistakes of fact or law.

ARTICLE IV. DEFAULTS AND REMEDIES

Bank may enforce its rights and remedies under the Mortgage upon default. The following shall each constitute a default under the Mortgage: (A) Mortgagor (i) fails to comply with the terms of the Mortgage or any other Loan Document to which Mortgagor is a party, (ii) fails to comply with or defaults on any other mortgage or trust deed affecting the Land or (iii) dies, ceases to exist or becomes the subject of incompetency, bankruptcy or insolvency proceedings; (B) a default occurs under any other Loan Document or under any Obligation; (C) a demand for payment is made under any demand loan secured by the Mortgage; or (D) any other obligor fails to comply with the terms of any Loan Documents for which Mortgagor has given Bank a guaranty or pledge, or if any other default occurs under the Loan Documents. Upon the occurrence of a default, without limitation of Bank's other remedies, Bank may declare the Obligations to be immediately due and payable.

4.1 Cumulative Remedies; Waiver. In addition to the remedies for default set forth below and in the other Loan Documents, including acceleration, Bank upon default will have all other rights and remedies for default available by law or equity including foreclosure sale of the Mortgaged Property pursuant to the Mortgage and applicable law, the extinguishment of the right, title and interest of Mortgagor in the Mortgaged Property and the rights of all claiming by, through or under Mortgagor, and the application of the proceeds of such sale to satisfy the Obligations. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Bank would otherwise have. With respect to such rights and remedies:

(a) **Receiver; Mortgagee-in-Possession.** To the greatest extent permitted by and without limitation of any rights of Bank under applicable law, upon the commencement or during the pendency of any action to foreclose the Mortgage, Bank will be entitled, as a matter of right, without notice or demand and without giving bond or other security, and without regard to the solvency or insolvency of Mortgagor or to the value of the Premises, to have a receiver appointed for all or any part of the Premises, which receiver will be authorized to collect the rents, issues and profits of the Premises during the pendency of such foreclosure action, and until discharged, and to hold and apply such rents, issues and profits, when so collected, as the court will from time to time direct. Without limitation of the foregoing, Mortgagor hereby authorizes Bank to be placed in possession of the Premises during foreclosure, whether the Premises are residential or not, and, for so long as Bank shall remain in possession of the Premises, Bank shall have the power and authority to operate, manage and control the Premises, including, without limitation, the right to receive the rents, issues and profits of the Premises, perform all maintenance and make all repairs and replacements, enter into leases, and amend, cancel, renew, modify and terminate the same.

(b) **Waiver by Bank.** Bank may permit Mortgagor to attempt to remedy any default without waiving its rights and remedies hereunder, and Bank may waive any default without waiving any other subsequent or prior default by Mortgagor. Furthermore, delay on the part of Bank in exercising any right, power or privilege hereunder or at law will not operate as a waiver thereof, nor will any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. **No waiver or suspension will be deemed to have occurred unless Bank has expressly agreed in writing specifying such waiver or suspension.**

(c) **Uniform Commercial Code.** Bank shall have all additional rights and remedies as provided under the Uniform Commercial Code, as amended and as applicable.

ARTICLE V. ADDITIONAL TERMS

The warranties, covenants, conditions and other terms described in this Section are incorporated into the Mortgage.

5.1 Compliance with Laws & Restrictions. All existing Improvements and any Improvements hereafter placed on the Land are and will be located within the boundary lines of the Land. All appurtenant easement areas are and shall remain free from encroachments. The Mortgaged Property complies with, and will continue to comply with, all laws applicable to the Mortgaged Property, including without limitation all applicable building, zoning, subdivision and land use statutes, ordinances, codes, rules, regulations and orders and all covenants and agreements of record. Mortgagor will not, and will not permit any tenant or other occupant of the Mortgaged Property to, use the Mortgaged Property in any manner that violates any state or federal law. No further permits, licenses, approvals, variances, public hearings or governmental orders or consents are necessary for the operation of the Mortgaged Property for its intended purposes or for the construction of any planned Improvements.

5.2 Accuracy of Information. All information, certificates or statements given to Bank by or on behalf of Mortgagor in connection with or pursuant to any of the Loan Documents or the loan facility evidenced thereby will be true and complete when given.

ARTICLE VI. MISCELLANEOUS

In addition to all other miscellaneous provisions under the Loan Documents which are expressly incorporated as a part of the Mortgage, the following provisions will also apply:

6.1 Term of Mortgage. The lien of the Mortgage shall continue in full force and effect until the Mortgage is released.

6.2 Time of the Essence. Time is of the essence with respect to payment of the Obligations, the performance of all covenants of Mortgagor and the payment of taxes, assessments, and similar charges and insurance premiums.

6.3 Subrogation. Bank will be subrogated to the lien of any deed of trust, mortgage or other lien discharged, in whole or in part, by the proceeds of the Note or other advances by Bank, in which event any sums otherwise advanced by Bank shall be immediately due and payable, with interest at the default rate set forth in the Loan Documents from the date of advance by Bank to the date of payment by Mortgagor, and will be one of the Obligations secured by the Mortgage.

6.4 Choice of Law. Creation, perfection, priority, enforcement and foreclosure of the Mortgage and the liens and remedies hereunder, at law or in equity, will be governed by the laws of the state in which the Mortgaged Property is located. For all other purposes, the choice of law specified in the Loan Documents will govern.

6.5 Severability. Invalidity or unenforceability of any provision of the Mortgage shall not affect the validity or enforceability of any other provision.

6.6 Copies; Entire Agreement; Modification; Demand Obligations. Mortgagor hereby acknowledges the receipt of a copy of the Mortgage, together with a copy of each promissory note secured hereby, and all other documents executed by Mortgagor in connection herewith. The Mortgage is intended by Mortgagor and Bank as a final expression of the Mortgage and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of the Mortgage. No parol evidence of any nature shall be used to supplement or modify any terms.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS MORTGAGE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS MORTGAGE MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER LOAN DOCUMENTS NOW IN EFFECT BETWEEN MORTGAGOR AND BANK. A MODIFICATION OF ANY LOAN DOCUMENT NOW IN EFFECT BETWEEN MORTGAGOR AND BANK, WHICH OCCURS AFTER RECEIPT BY MORTGAGOR OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED

MODIFICATIONS TO SUCH LOAN DOCUMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

IN THE EVENT ANY OF THE OBLIGATIONS SECURED HEREBY IS PAYABLE UPON DEMAND, NEITHER THE MORTGAGE NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER, LIMIT, OR OTHERWISE IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATIONS.

6.7 Joint Liability; Successors and Assigns. If there is more than one Mortgagor, the liability of Mortgagors will be joint and several, and the reference to "Mortgagor" shall be deemed to refer to each Mortgagor and to all Mortgagors. The rights, options, powers and remedies granted in the Mortgage and the other Loan Documents shall extend to Bank and to its successors and assigns, shall be binding upon Mortgagor and its successors and assigns, and shall be applicable hereto and to all renewals, amendments and/or extensions hereof.

6.8 Indemnification. Except for harm arising from Bank's willful misconduct, Mortgagor hereby indemnifies and agrees to defend and hold Bank harmless from any and all losses, costs, damages, claims and expenses (including, without limitation, attorneys' fees and expenses) of any kind suffered by or asserted against Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to the Mortgaged Property (including, without limitation, Mortgagor's failure to perform its obligations relating to Environmental Matters described in Section 2.8 above or the exercise by Bank of any of its powers, rights, and remedies under the Mortgage). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Mortgage and Obligations due Bank.

6.9 Notices. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

6.10 Expenses and Attorneys' Fees. To the extent permitted by applicable law and in addition to those costs and expenses payable under the Loan Documents, all costs, receiver, trustee and attorneys' fees and other disbursements (including, without limitation, costs of procuring title commitments, title insurance, title searches, appraisals, environmental tests, reports and audits) incurred in connection with the preparation, administration, execution, defense, collection (pre and post judgment) and foreclosure of the Mortgage, whether incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, may be recovered by Bank and included in any sale made hereunder or by judgment of foreclosure.

6.11 Release of Rights of Dower, Homestead and Distributive Share. Each of the undersigned hereby relinquishes all rights of dower, homestead and distributive share in and to the Mortgaged Property and waives all rights of exemption as to any of the Mortgaged Property.

6.12 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, MORTGAGOR AND BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE MORTGAGE, THE OBLIGATIONS THEREUNDER, THE MORTGAGED PROPERTY OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. MORTGAGOR AND BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

6.13 Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to the Mortgage, are hereby expressly incorporated by reference.

IN WITNESS WHEREOF, the undersigned has/have executed the Mortgage as of May 29, 2014.

MORTGAGOR:

Ohio Metal Working Products/Art's-Way, Inc.
a/an **Ohio Corporation**

By: [signature]
Name and Title: **Carrie L Majeski, Secretary**

MORTGAGOR ADDRESS: 140 West Liberty Street, Wooster, OH 44691

BANK ADDRESS: 400 City Center, Oshkosh, WI 54901

STATE OF Iowa)
) ss.
COUNTY OF Story)

This instrument was acknowledged before me on 5/29/14, by **Carrie L Majeski**, as **Secretary** of **Ohio Metal Working Products/Art's-Way, Inc.**.

(Notarial Seal)

DOUGLAS RAGALLER
Commission Number 717603
My Commission Expires
7/25/14

[signature]
Printed Name: Doug Ragaller
Notary Public, State of: Iowa
My commission expires: 7/25/14

This instrument was prepared by U.S. Bank National Association Legal Department.

After recording return to U.S. Bank National Association, Collateral Department, P.O. Box 3487, Oshkosh, WI 54903-3487.

EXHIBIT A TO MORTGAGE
(Legal Description)

Mortgagor: Ohio Metal Working Products/Art's-Way, Inc.

Bank: U.S. Bank National Association

Legal Description of Land:

PLEASE DO NOT USE. USE ATTACHED EXHIBIT A

Also known as: 3620 Progress St NE, Canton, Ohio

Prior Deed Reference: ______________________________ Book/Volume ____________, Page/Document No. ____________, _________________________ County Recorder's Office.

EXHIBIT A TO MORTGAGE
(Legal Description)

Mortgagor: Ohio Metal Working Products/Art's-Way, Inc.

Bank: U.S. Bank National Association

Legal Description of Land:

Known as and being a part of a 5.849 acre tract of land presently owned by Groffre Investments as recorded in Stark County Recorder's Image Number 99054654 of the Stark County Deed Records. Subject tract is part of Outlot 972 in the City of Canton, as situated in part of the Northeast Quarter of Section 25, Township 11 (Plain Township), Range 8, in Stark County, Ohio and being more particularly bounded and described as follow:

Beginning for the same at a point, marked by a monument found, at the northwest corner of the Northeast Quarter of said Section 25 in Plain Township;

Thence S 04 deg. 17' 00" W on a portion of the west line of said Northeast Quarter Section and the centerline of Kirby Avenue N.E. (T.R. 197) a distance of 865.75 feet to a point, marked by a cotton gin gear set, on the south right-of-way line of Progress Street N.E. as dedicated in Plat Book 44, Page 126 of the Stark County Plat Records;

Thence S 85 deg. 32' 53" E on a portion of the south right-of-way line of Progress Street N.E. a distance of 520.50 feet to a point, marked by a 1/2 inch iron bar set, at the northeast corner of a 1.00 acre tract of land now or formerly owned by C. Pancake as recorded in Stark County Recorder's Image Number 95045123 and being the true place of beginning for the tract of land herein to be described;

Thence S 85 deg. 56' 33" E on a portion of the said south right-of-way line of Progress Street N.E. a distance of 306.03 feet to a point of curvature, marked by a 1/2 inch iron bar set;

Thence on an arc of a curve to the left, continuing on the south right-of-way line of Progress Street N.E., in a easterly direction, with said curve having a central angle of 05 deg. 06' 16", a radius of 666.62 feet, a tangent distance of 29.71 feet and an arc length of 59.39 feet, a distance of 59.39 feet to the termination point of said curve, marked by a 1/2 inch iron bar set, (last stated curved course has a chord bearing and distance of S 87 deg. 02' 02" E - 59.37 feet);

Thence S 04 deg. 17' 00" W parallel with the west line of the previously stated Northeast Quarter of Section 25 a distance of 505.83 feet to a point, marked by a 1/2 inch iron bar set, on the north limited access/right-of-way line of Atlantic Boulevard (U.S. Route 62);

Thence S 82 deg. 15' 29" W on a portion of the north limited access/right-of-way line of said Atlantic Boulevard a distance of 100.01 feet to a point, marked by a 1/2 inch iron bar set;

Prior Deed Reference: ________________ Book/Volume ______________, Page ___________, of the

____________________ County Clerk's Office.

Thence S 76 deg. 35' 38" W continuing on the north limited access/right-of-way line of Atlantic Boulevard a distance of 280.84 feet to a point, marked by a 1/2 inch iron bar set, on the east line of a 2.00 acre tract of land now or formerly owned by W.E. Hammond as recorded in Deed Volume 3740, Page 839 of the Stark County Deed Records;

Thence N 04 deg. 17' 00" E on a portion of the east line of said 2.00 acre W.E. Hammond tract, the east line of a 1.00 acre tract of land now or formerly owned by B. Fisher as recorded in Official Record Volume 649, Page 45 of the Stark County Deed Records and it's northerly extension a distance of 609.44 feet to a point, marked by a 1/2 inch iron bar set, at the northeast corner of previously stated 1.00 acre C. Pancake tract of land and being the true place of beginning and containing 4.641 acres of land more or less.

Subject to any and all easements, reservations, or restrictions that may be of record pertaining to the above described tract of land.

NOTE: Reference direction for bearing system used in the above description was established from the Dedication Plat of Rebar Avenue N.E. as recorded in Plat Book 58, Page 109 of the Stark County Plat Records, using N 04 deg. 16' 20" E for the centerline of Rebar Avenue N.E.

Permanent Parcel No. 03-05772

Also known as: 3620 Progress St NE, Canton, Ohio

Prior Deed Reference: _______________ Book/Volume _____________, Page __________, of the

____________________ County Clerk's Office.